Exhibit 99.1

Sustainable Maritime Industries, Inc. Receives NYSE Amex Notification Regarding

Noncompliance with Continued Listing Standards

SEATTLE, WA—(Marketwire – April 13, 2011) – HQ Sustainable Maritime Industries, Inc. (AMEX:HQS – News) (“HQS” or the “Company”), a leading producer and marketer of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations, announced today it received a notice from the NYSE Amex LLC (the “Exchange”) notifying the Company that, following resignation of its independent non-executive director and the Chairman of the Audit Committee effective April 6, 2011 (as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2011), the Company was not in compliance with continued listing standards set forth under Sections 802(a) and 803(B)(2)(a) of the Exchange Company Guide. The foregoing Sections require a listed company to maintain a majority of independent directors on its Board of Directors and at least three independent directors on the company’s Audit Committee. The Exchange staff noted that the Company will have until the earlier of (i) its next annual shareholder meeting or (ii) April 6, 2012, to regain compliance with the foregoing continued listing requirements. The Company has commenced its search for a candidate to fill in the vacancy resulting from the director resignation and will endeavor to complete the process and appoint such replacement to the Board and the Audit Committee as soon as practicable.

The Company was previously notified that it was not in compliance with continued listing standards set forth under Sections 134 and 1101 of the Exchange Company Guide since the Company was yet to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The trading in the Company’s securities remains halted. A .BC indicator will be attached to the Company’s ticker symbol in addition to the .LF indicator previously appended.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. (“HQS”) is a leader in the production and marketing of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations. HQS practices cooperative farming of sustainable aquaculture, produces all-natural enriched feeds, Tilapia value added products and health products. The Company markets its nutraceutical and health products, including its “Omojo” branded health products through retail and franchise sales in China. Some of these products are now being introduced to the United States. The World Brand Laboratory and also the China Health Care Association have recognized these as China leading Health product brands. The Company produces and sells certified, value added Seafood products, including “Gluten Free” “Lillian’s Healthy Gourmet” products in the United States through its Seattle based affiliate. US based sales have been expanded to include “Omojo” health products.

Cautionary Statement regarding Forward Looking Statements

Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and the Company’s actual results may differ materially due to a number of factors, many of which are beyond its ability to predict or control, including among many others, including the Company’s ability to complete in a timely manner such internal inquiries and/or investigations, if any, that the Company may pursue; the discovery of additional issues which may extend the time required to rectify the current delinquency in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; costs and expenses incurred by the Company related to the resolution of the NYSE Amex issues and the delinquent public reporting, including legal and other professional service fees, and the ultimate resolution of the Company’s efforts; potential delisting from NYSE Amex due to matters; failure to have filed with the SEC all periodic reports, and/or any other issues of noncompliance with NYSE Amex listing rules; whether the Exchange staff will accept the Company’s plan of compliance, in whole or in part, whether, even if such plan is accepted, the Company will be able to execute upon the plan consistent with and to the satisfaction of the Exchange staff, whether the Company will be able to complete its 2010 audit and file requisite SEC filings in a timely fashion. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by the Company. The Company operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. The Company undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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